Exhibit 99.1

atai Life Sciences Reports Second Quarter 2021 Financial Results and Business Update

-Successfully completed Initial Public Offering on Nasdaq raising $258.8 million in gross proceeds, including the underwriters’ over-allotment-

-Received $20 million upfront payment from Otsuka as part of the first major collaboration between a biopharmaceutical company developing psychedelics and large pharma-

-Advancement of 11 therapeutic programs, including initiation of Recognify’s Phase 2 and GABA’s Phase 1 trials-

-18 significant catalysts across atai’s platform anticipated over next 18 months including two clinical trials to be completed and four clinical trials to be initiated in 2021-

-Solidified leadership position with strong cash position of $453.6 million to advance our current programs and incubate, acquire and invest in new programs-

-Company to host a webcast and conference call today at 08:30am EDT-

BERLIN and NEW YORK, August 16, 2021 (GLOBE NEWSWIRE) — atai Life Sciences N.V. (Nasdaq: ATAI) (“atai”), a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, today reported its financial results for the second quarter ended June 30, 2021 and provided a corporate update.

“In the second quarter of 2021, we made significant advancements to build our business and successfully completed an initial public offering on Nasdaq, raising approximately US$258.8 million in gross proceeds,” said Florian Brand, CEO and co-founder of atai. “We have the financial resources to maximize the value of our decentralized drug development platform for improved probability of clinical success and leverage the value of our transformative pipeline. 2021 continues to be a pivotal year for atai with multiple upcoming catalysts across our expanding pipeline.”

Q2 Corporate Updates

•

Received $20 million as part of Perception’s collaboration with Otsuka for the development of R-ketamine, the first major collaboration between a biopharmaceutical company developing psychedelics and large pharma.

•

Entered a strategic partnership with IntelGenx, a leader in pharmaceutical films. As part of the strategic partnership, IntelGenx will exclusively partner with atai to develop compounds for the prevention or treatment of mental health diseases or disorders.

•

Announced InnarisBio in partnership with UniQuest, Australia’s leading university technology transfer company commercializing the research of The University of Queensland (UQ), to develop a novel sol-gel-based intranasal drug delivery technology to improve treatments for mental health disorders.

Recent Advancements and Upcoming Milestones for atai’s Core Value Drivers

Perception Neuroscience:

Program Details: PCN-101 is a parenteral formulation of R-ketamine, a glutamatergic modulator being developed as a rapid-acting antidepressant, with the potential to be an at-home non-dissociative alternative to S-ketamine (marketed as SPRAVATO).

Upcoming Milestones

•	Phase 2 randomized, double blind, placebo-controlled trial in patients with treatment-resistant depression (TRD) to be initiated in the third quarter and expected to run through late 2022.

•	The trial will assess efficacy and safety, dose response and duration of action in patients with TRD.

Recognify Life Sciences:

Program Details:

•

RL-007, a cholinergic, glutamatergic and GABA-B receptor modulator, is an orally available compound that is thought to alter the excitatory/inhibitory balance in the brain to produce pro-cognitive effects.

•	atai is developing this compound for the treatment of cognitive impairments associated with schizophrenia.

Q2 Advancements

•

In April 2021, Recognify initiated a Phase 2a study for RL-007, after receiving IND clearance from the U.S. Food and Drug Administration to commence clinical trials for the treatment of Cognitive Impairment Associated with Schizophrenia (CIAS).

•	The study is designed to evaluate the effects of RL-007 on safety, tolerability, electroencephalogram-based biomarkers, and cognition.

Upcoming Milestones: Topline results from the Phase 2a single-arm, multiple dose trial in patients with CIAS expected in late 2021.

GABA:

Program Details

•	GRX-917 is an oral formulation of a deuterated version of etifoxine, a compound that has a long history of prescription use in France for treating anxiety disorders.

•	GRX-917 is designed to provide rapid anxiolytic activity with improved tolerability compared to current treatments for anxiety in the United States.

Q2 Advancements

•	In June 2021, GABA initiated a randomized, double blind, placebo-controlled Phase 1 trial.

•	The study will evaluate safety, tolerability, pharmacokinetics, as well as pharmacodynamics using qEEG.

Upcoming Milestones: Topline results from the Phase 1 single ascending dose/multiple ascending dose program expected early in 2022.

DemeRx:

Program Details: DMX-1002 is an oral formulation of ibogaine, a cholinergic, glutamatergic and monoaminergic receptor modulator being developed for the treatment of opioid use disorder.

Q2 Advancements: DemeRx received approval from the UK Medicines and Healthcare products Regulatory Agency to commence subject enrollment in our proposed Phase 1/2 clinical trial.

Upcoming Milestones

•	Phase 1 component of Phase 1/2 trial of DMX-1002 in recreational drug users and healthy volunteers to be initiated in Q3 2021 and is expected to read out safety data in early 2022.

•	The trial is designed to assess safety, tolerability, pharmacokinetics, and efficacy, and the results will inform future studies in patients with opioid use disorder.

COMPASS Pathways:

Program Details: COMP360 is a proprietary formulation of synthetic psilocybin, a 5-HT2A-R agonist being developed as an oral, rapid-acting antidepressant.

Q2 Advancements

•	In June 2021, COMPASS completed dosing in the Phase 2b clinical trial of COMP360 psilocybin therapy for treatment-resistant depression.

•	The randomized, double-blind, dose-ranging study investigated the safety and efficacy of psilocybin therapy in 233 patients, making it the largest clinical trial with psilocybin to date.

Upcoming Milestones: Phase 2b trial results are expected in late 2021.

Second Quarter 2021 Financial Results

Cash and Cash Equivalents

Cash and cash equivalents totaled $453.6 million as of June 30, 2021, compared to $97.2 million as of December 31, 2020. The six month increase of $356.4 million is attributed to net proceeds of $231.6 million from our Initial Public Offering, net proceeds of $168.6 million from Series C and Series D common stock issuances, $20.0 million of license revenue proceeds, and $4.0 million proceeds from the sale of investments and conversion of convertible notes. Offsetting were cash payments of $32.0 million for investments in platform companies, and $35.8 million in net operating expenses.

Revenues

License revenue in the first half 2021 of $19.9 million was related to proceeds received from Perception’s License and Collaboration Agreement with Otsuka.

Operating Costs and Expenses

Research and development expenses were $16.0 million and $21.6 million for the three and six months ended June 30, 2021, as compared to $2.9 million and $5.0 million for the same prior year periods. The increase of $13.1 million and $16.6 million, respectively, were attributable to personnel costs, including stock-based compensation expense, and increased CRO expenses related to advancements in our R&D programs.

We recorded acquisition of in-process research and development expense of $8.0 million and $9.0 million for the three and six months ended June 30, 2021, relating to our investments in Neuronasal and InnarisBio.

General and administrative expenses for the three and six months ended June 30, 2021 were $37.3 million and $46.6 million, as compared to $2.9 million and $4.4 million in the same prior year periods. The increases of $34.4 million and $42.2 million, respectively, were attributable to personnel costs, including stock-based compensation expense, professional fees, and other costs related to support of our platform growth and public company requirements.

Total stock-based compensation expense for the three and six months ended June 30, 2021 was $37.5 million and $37.7 million, respectively, as compared to $41,000 and $82,000 for the comparable prior year periods, reflecting the recognition of expense related to the achievement of IPO performance-based partial vesting conditions.

Net loss attributable to atai stockholders for the three and six months ended June 30, 2021 was $48.5 million and $47.8 million, respectively, as compared to $16.4 million and $0.1 million for the comparable prior year periods.

Conference Call Information

atai will host a conference call and live audio webcast today at 08:30am ET to discuss its financial results and provide a corporate update. To access the live conference call, please dial 877-407-3982 from the United States, or +1 (201) 493-6780 internationally, using the conference ID: 13721888. The live and archived webcast of this call will be available in the “Events” section of the atai Life Sciences website at ir.atai.life. An archived copy of the webcast will be available on the atai website for at least 30 days after the conference call.

About atai Life Sciences

atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. atai was founded in 2018 as a response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to acquiring, incubating and efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders. atai’s business model combines funding, technology, scientific and regulatory expertise with a focus on psychedelic therapy and other drugs with differentiated safety profiles and therapeutic potential. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines across its companies, seeking to effectively treat and ultimately heal mental health disorders. atai’s mission is to bridge the gap between what the mental healthcare system currently provides and what patients need. atai is headquartered in Berlin, with offices in New York and London. For more information, please visit www.atai.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,”

“potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, our future operating results and financial position; the success, cost and timing of development of our product candidates, including the progress of preclinical and clinical trials; the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue; the timing of and our ability to obtain and maintain regulatory approvals; our business strategy and plans; potential acquisitions; and the plans and objectives of management for future operations and capital expenditures. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including without limitation: we are a clinical-stage biopharmaceutical company and have incurred significant losses since our inception, and we anticipate that we will continue to incur significant losses for the foreseeable future; we will require substantial additional funding to achieve our business goals, and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts; our limited operating history may make it difficult to evaluate the success of our business and to assess our future viability; we have never generated revenue and may never be profitable; our product candidates contain controlled substances, the use of which may generate public controversy; clinical and preclinical development is uncertain, and our preclinical programs may experience delays or may never advance to clinical trials; we currently rely on qualified therapists working at third-party clinical trial sites to administer certain of our product candidates in our clinical trials and we expect this to continue upon approval, if any, of our current or future product candidates; if third-party sites fail to recruit and retain a sufficient number of therapists or effectively manage their therapists, our business, financial condition and results of operations would be materially harmed; we cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized; research and development of drugs targeting the central nervous system, or CNS, is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others; we face significant competition in an environment of rapid technological and scientific change; third parties may claim that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and may prevent or delay our development and commercialization efforts; a change in our effective place of management may increase our aggregate tax burden; we identified material weaknesses in connection with our internal control over financial reporting; and a pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business, including our preclinical studies, clinical trials, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results. Other risk factors include the important factors described in the section titled “Risk Factors” in our final prospectus, filed with the Securities and Exchange Commission (“SEC”) on June 21, 2021 pursuant to Rule 424(b) under the Securities Act, and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this press release, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations.

Investor Contact:

Greg Weaver

atai – Chief Financial Officer

Email: greg.weaver@atai.life

Media Contact:

Anne Donohoe

KCSA Strategic Communications

Phone: +1 (212) 896-1265

Email: atai@kcsa.com

ATAI LIFE SCIENCES N.V.

CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands)

	June 30,	December 31,
	2021	2020
	(unaudited)	(1)
Assets
Cash and cash equivalents	$453,622	$97,246
Prepaid expenses and other current assets	3,964	2,076
Short term notes receivable - related party	—	226
Property and equipment, net	331	71
Deferred offering costs	—	1,575
Equity method investments	19,780	—
Other investments held at fair value	6,886	—
Other investments	16,107	8,044
Long term notes receivable	1,388	911
Long term notes receivable - related parties	3,194	1,060
Other assets	689	339

Total assets	$505,961	$111,548

Liabilities and Stockholders’ Equity
Accounts payable	$6,202	$3,083
Accrued liabilities	7,824	9,215
Deferred revenue	120	—
Short term notes payable	39	—
Contingent consideration liability - related parties	2,466	1,705
Convertible promissory notes - related parties, net of discounts and deferred issuance costs	1,176	1,199
Convertible promissory notes and derivative liability	—	978
Other liabilities	3,239	—
Total stockholders’ equity attributable to ATAI Life Sciences N.V. stockholders	474,850	90,822
Noncontrolling interests	10,045	4,546

Total liabilities and stockholders’ equity	$505,961	$111,548

(1)	The condensed consolidated financial statements as of and for the year ended December 31, 2020 are derived from the audited consolidated financial statements as of that date.

ATAI LIFE SCIENCES N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
License revenue	$—	$—	$19,880	$—
Operating expenses:
Research and development	16,026	2,854	21,611	4,998
Acquisition of in-process research and development	7,962	120	8,934	120
General and administrative	37,331	2,851	46,604	4,421

Total operating expenses	61,319	5,825	77,149	9,539

Loss from operations	(61,319)	(5,825)	(57,269)	(9,539)
Other income (expense), net	(5,982)	(1,321)	(4,279)	20,294

Net income (loss) before income taxes	(67,301)	(7,146)	(61,548)	10,755
Provision for income taxes	(58)	—	(64)	—
Gain on dilution of equity method investment	16,923	—	16,923	—
Losses from investments in equity method investees, net of tax	(2,937)	(9,811)	(4,640)	(11,831)

Net loss	(53,373)	(16,957)	(49,329)	(1,076)
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	(4,912)	(600)	(1,556)	(1,022)

Net loss attributable to ATAI Life Sciences N.V. stockholders	$(48,461)	$(16,357)	$(47,773)	$(54)

Net loss per share attributable to ATAI Life Sciences N.V. stockholders — basic and diluted	$(0.37)	$(0.18)	$(0.38)	$(0.00)

Weighted average common shares outstanding attributable to ATAI Life Sciences N.V. stockholders — basic and diluted	132,265,075	90,709,312	125,797,732	90,709,312